CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 26, 2022, relating to the financial statements and financial highlights of VictoryShares US 500 Volatility Wtd ETF, VictoryShares US Small Cap Volatility Wtd ETF, VictoryShares International Volatility Wtd ETF, VictoryShares US Large Cap High Div Volatility Wtd ETF, VictoryShares US Small Cap High Div Volatility Wtd ETF, VictoryShares International High Div Volatility Wtd ETF, VictoryShares Emerging Market High Div Volatility Wtd ETF, VictoryShares Dividend Accelerator ETF, VictoryShares US Multi"Factor Minimum Volatility ETF, VictoryShares US 500 Enhanced Volatility Wtd ETF, VictoryShares US EQ Income Enhanced Volatility Wtd ETF, VictoryShares US Discovery Enhanced Volatility Wtd ETF, VictoryShares Developed Enhanced Volatility Wtd ETF, VictoryShares Nasdaq Next 50 ETF, VictoryShares ESG Core Plus Bond ETF, VictoryShares ESG Corporate Bond ETF, VictoryShares THB Mid Cap ESG ETF, VictoryShares US Value Momentum ETF (formerly VictoryShares USAA MSCI USA Value Momentum ETF), VictoryShares US Small Mid Cap Value Momentum ETF (formerly VictoryShares USAA MSCI USA Small Cap Value Momentum ETF), VictoryShares International Value Momentum ETF (formerly VictoryShares USAA MSCI International Value Momentum ETF), VictoryShares Emerging Markets Value Momentum ETF (formerly VictoryShares USAA MSCI Emerging Markets Value Momentum ETF), VictoryShares USAA Core Short"Term Bond ETF and VictoryShares USAA Core Intermediate"Term Bond ETF (the "Funds"), each a series of Victory Portfolios II, for the year or period ended June 30, 2022, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 28, 2022

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fa x | cohencpa.com

Registered with the Public Company Accounting Oversight Board